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                                                     EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1996 appearing on page F-2 of DeltaPoint, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995.

Price Waterhouse LLP
San Jose California
February 19, 1997